UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 10, 2026

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard,
Suite 420
Montréal, Québec CA	H4M 2X6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

At the 2026 annual meeting of shareholders held on June 10, 2026 (the “Annual Meeting”), the shareholders of Milestone Pharmaceuticals Inc. (the “Company”) approved an amendment to the Company’s 2019 Equity Incentive Plan, as amended (the “2019 EIP”), to, among other things, increase the number of ordinary shares authorized for issuance by 6,800,000 shares.

A more detailed summary of the material features of the 2019 EIP, as amended, including the terms of equity grants thereunder, is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2026 (the “2026 Proxy Statement”). That summary and the foregoing description is qualified in its entirety by reference to the text of the 2019 EIP, as amended, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on four proposals, each of which is described in more detail in the 2026 Proxy Statement. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for, withheld or against each matter, and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1.	Election of Directors

The Company’s shareholders elected the nominees below to the Company’s board of directors (the “Board”), each to hold office until the Company’s 2027 annual meeting of shareholders (the “2027 Annual Meeting”), or until their successors are duly elected or appointed or until such directors’ earlier resignation or removal. The votes regarding the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph Oliveto	23,968,376	3,390,500	48,581,157
Stuart M. Duty	24,188,870	3,170,005	48,581,158
Seth H.Z. Fischer	24,199,513	3,159,363	48,581,157
Lisa M. Giles	24,212,031	3,146,845	48,581,157
Joseph C. Papa	23,437,235	3,921,639	48,581,159
Andrew R. Saik	24,111,218	3,247,657	48,581,158
Michael Tomsicek	24,205,006	3,153,870	48,581,157
Robert J. Wills	23,506,189	3,852,686	48,581,158

Proposal 2.	Appointment of the Auditor

Proposal 2 was a proposal to ratify the selection by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the auditor for the Company until the close of the 2027 Annual Meeting and the authorization of the Board to fix the auditor’s remuneration. The votes regarding the ratification of the selection of the Company’s auditor were as follows:

Votes For	Votes Against	Abstentions
75,025,285	249,836	664,912

Proposal 3.	2019 Equity Plan Amendment

Proposal 3 was a proposal to approve the 2019 EIP, as amended, to, among other things, increase the number of ordinary shares authorized for issuance by 6,800,000 shares. The votes regarding the 2019 EIP were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,262,773	5,479,043	2,617,059	48,581,158

Proposal 4.	Advisory Vote on Executive Compensation

Proposal 4 was a proposal for a non-binding advisory vote on the compensation of the Company’s named executive officers. The votes regarding the non-binding advisory vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,665,705	6,990,920	702,247	48,581,161

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Milestone Pharmaceuticals Inc. 2019 Equity Incentive Plan, as Amended

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

By:	/s/Amit Hasija
Amit Hasija
Chief Financial Officer

Dated: June 15, 2026